UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 30, 2012

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas		75219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, PlainsCapital Corporation, a Texas corporation (the “Company”), has entered into certain loan agreements with, and made notes evidencing debts thereunder payable to, JPMorgan Chase Bank, NA, a national banking association and the successor by merger to Bank One, NA (Illinois) (“JPM”), pursuant to which as of July 30, 2012, the Company had an aggregate principal balance of approximately $37.6 million outstanding (collectively, the “Loans”). On July 30, 2012, the Company entered into amendments to its loan agreements with, and amended and restated notes evidencing debts thereunder made payable to, JPM with respect to certain of the Loans (collectively, the “July 2012 Loan Amendments”). The July 2012 Loan Amendments are described in more detail below.

Amendments to Existing $17.7 Million Term Loan

On July 30, 2012, in connection with the Company’s existing $17.7 million term loan with JPM (as previously amended, the “First Term Loan”), the Company and JPM entered into that certain Twelfth Amendment to Amended and Restated Loan Agreement and that certain Seventh Amended and Restated Promissory Note (collectively, the “First Term Loan Amendments”), amending the Company’s obligations pursuant to the First Term Loan. The First Term Loan Amendments, among other things: (i) reduce the principal amount of the First Term Loan from $17.7 million to $14.2 million to reflect certain principal payments made by the Company in accordance with the First Term Loan; and (ii) extend the maturity date of the First Term Loan from July 31, 2012 until July 31, 2013. In addition, pursuant to the First Term Loan Amendments, a principal installment payment in the amount of $885,000, as well as accrued interest on the First Term Loan, is payable quarterly, commencing on September 1, 2012, and all outstanding principal and interest is due and payable in full on the maturity date.

Amendments to Existing $5.0 Million Revolving Line of Credit

On July 30, 2012, in connection with the Company’s then-outstanding $5.0 million revolving line of credit with JPM (the “Revolver”), the Company and JPM entered into that certain Renewal, Extension and Modification Agreement and that certain Fifth Amended and Restated Promissory Note (collectively, the “Revolver Amendments”), amending the Company’s obligations pursuant to the Revolver. As of July 30, 2012, the Company had an outstanding principal balance under the Revolver of $5.0 million. The Revolver Amendments, among other things, extend the maturity date of the Revolver from July 31, 2012 until July 31, 2013. Interest due on any amounts outstanding under the Revolver is payable quarterly, commencing on September 1, 2012, and all outstanding principal and interest is due and payable in full on the maturity date.

Amendments to Existing $2.5 Million Term Loan

On July 30, 2012, the Company and JPM entered into that certain Renewal, Extension and Modification Agreement and that certain Fourth Amended and Restated Promissory Note (collectively, the “Term Loan Amendments”), amending the terms of the Company’s existing $2.5 million term loan (the “Second Term Loan”). The Second Term Loan Amendments, among other things: (i) reduce the principal amount of the Second Term Loan from $2.5 million to $2.0 million to reflect a principal payment made by the Company in accordance with the Second Term Loan; and (ii) extend the maturity date of the Second Term Loan from July 31, 2012 until July 31, 2013. In addition, pursuant to the Second Term Loan Amendments, the Company is required to pay an annual installment payment of $500,000, commencing February 1, 2013, on the principal amounts outstanding under the Second Term Loan. Interest due on any amounts outstanding under the Second Term Loan is payable semi-annually, commencing on August 1, 2012, and all outstanding principal and interest is due and payable in full on the maturity date.

Copies of the July 2012 Loan Amendments are filed as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K and are incorporated by reference herein. You are encouraged to read these documents for a more complete understanding of their terms. The foregoing descriptions of the July 2012 Loan Amendments are qualified in their entirety by the full text of the July 2012 Loan Amendments.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2012, the Company announced through this Current Report on Form 8-K information concerning the Company’s results of operations and financial condition as of and for the quarter ended June 30, 2012. The following is a summary of the Company’s unaudited results for the three and six months ended June 30, 2012 and 2011. This summary is not intended to be a comprehensive statement of the Company’s unaudited financial results for these periods. Full financial results will be included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012.

The following table presents certain data from the Company’s consolidated results of operations for the three and six months ended June 30, 2012 and 2011 (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net interest income	$49,985	$45,185	$99,194	$87,610
Provision for loan losses	3,419	7,238	5,640	13,738
Noninterest income	168,419	107,589	318,525	192,929
Noninterest expense	172,791	121,930	336,893	230,971

Income before income taxes	42,194	23,606	75,186	35,830
Income tax provision	15,962	7,992	27,216	12,500

Consolidated net income	$26,232	$15,614	$47,970	$23,330

Diluted earnings per common share	$0.72	$0.42	$1.32	$0.60

Dividends per common share	$0.06	$0.05	$0.12	$0.10

The Company announced consolidated net income for the second quarter of 2012 of $26.2 million, a 68% increase over its second quarter 2011 earnings of $15.6 million. On a per share basis, earnings were $0.72 per diluted common share for the three months ended June 30, 2012, compared to $0.42 per diluted common share reported for the quarter ended a year earlier. Consolidated net income for the six months ended June 30, 2012 was $48.0 million, a 106% increase over earnings of $23.3 million for the six months ended June 30, 2011. On a per share basis, earnings were $1.32 per diluted share for the first six months of 2012, compared to $0.60 per diluted share reported for the six-month period ended June 30, 2011. Returns on average assets and average shareholders’ equity for the six months ended June 30, 2012 were 1.63% and 17.38%, respectively, compared to 0.87% and 10.28% for the six months ended June 30, 2011.

Net interest income increased $4.8 million for the second quarter of 2012, from $45.2 million in the second quarter of 2011 to $50.0 million in the second quarter of 2012, and $11.6 million for the six months ended June 30, 2012, from $87.6 million in the first half of 2011 to $99.2 million in the first half of 2012. The increase for both periods was due to increases in average loan volumes within the Company’s banking segment and decreases in market interest rates paid on deposits.

The provision for loan losses was $3.4 million and $5.6 million for the three and six months ended June 30, 2012, respectively. Provision for loan losses decreased by $3.8 million for the second quarter of 2012 and $8.1 million for the six months ended June 30, 2012 compared with the corresponding periods in 2011. The decrease was primarily a result of a decrease in non-performing loans during the first half of 2012 compared with the first half of 2011 resulting from the improving economic and financial environment for banking in Texas.

Noninterest income was $168.4 million for the second quarter of 2012 compared with $107.6 million for the second quarter of 2011, an increase of $60.8 million. Noninterest income was $318.5 million for the six months ended June 30, 2012 compared with $192.9 million for the six months ended June 30, 2011, an increase of $125.6 million. The increase for both periods was primarily due to increased mortgage loan origination volume, which increased 58% during the second quarter of 2012 and 67% during the six months ended June 30, 2012 compared with the corresponding periods in 2011. The increased mortgage loan origination volume resulted from PrimeLending’s efforts to add staff and open mortgage banking offices in recent years, in addition to a more favorable interest rate environment in the first half of 2012, compared to the same period in 2011. The increased mortgage origination volume led to higher combined net gains on the sale of mortgage loans and mortgage loan origination fees during the first half of 2012. PrimeLending expects its rate of mortgage loan origination volume growth to moderate throughout the remainder of 2012.

Noninterest expense was $172.8 million for the second quarter of 2012 compared with $121.9 million for the second quarter of 2011, an increase of $50.9 million. Noninterest expense was $336.9 million for the six months ended June 30, 2012, compared with $231.0 million for the same period in 2011, an increase of $105.9 million. The largest component of the increase was employees’ compensation and benefits, which increased primarily due to higher variable costs for commissions incurred by the mortgage origination segment as a result of an increase in the volume of mortgage loan originations during the first half of 2012 compared with the first half of 2011.

The following table presents certain balance sheet data for the Company as of June 30, 2012 and December 31, 2011 (in millions):

	June 30, 2012	December 31, 2011
Total assets	$5,846	$5,700
Loans, including loans held for sale	4,272	4,127
Deposits	3,953	4,246
PlainsCapital Corporation shareholders’ equity	562	517

As of June 30, 2012, on a consolidated basis, the Company had total assets of approximately $5.8 billion, total loans, including loans held for sale, of approximately $4.3 billion, and shareholders’ equity of approximately $0.6 billion. The Company had deposits of $4.0 billion at June 30, 2012, a decrease of $293 million compared with December 31, 2011. The decrease in deposits was due primarily to the Company’s decision to replace certain maturing time deposits with lower cost sources of funding, including advances from the Federal Home Loan Bank.

As of June 30, 2012, the Company exceeded all regulatory capital requirements with a total capital to risk weighted assets ratio of 14.34%, Tier 1 capital to risk weighted assets ratio of 12.87% and a Tier 1 capital to average assets, or leverage, ratio of 10.17%.

The information in Item 2.02 of this Current Report on Form 8-K is being furnished pursuant to Item 2.02 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including statements concerning the Company’s expectations regarding mortgage loan origination volume, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and neither the Company nor its affiliates assumes any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and other similar expressions are intended to identify these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in general economic, market and business conditions in areas or markets where the Company competes; changes in the interest rate environment; cost and availability of capital; changes in state and federal laws, regulations or policies affecting one or more of the Company’s business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements, and the Dodd-Frank Wall Street Reform and Consumer Protection Act; competition; and risks and uncertainties associated with the Company’s pending merger with a subsidiary of Hilltop Holdings Inc. (“Hilltop”). For more information, see the risk factors described in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (the “SEC”).

Additional Information

In connection with the proposed merger, Hilltop has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of Hilltop and the Company that also constitutes a prospectus of Hilltop, and the definitive joint proxy statement/prospectus will be mailed to shareholders of the Company and Hilltop. Hilltop and the Company also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Hilltop and the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Hilltop with the SEC are available free of charge on Hilltop’s website at www.hilltop-holdings.com or by contacting Hilltop Investor Relations at (214) 855-2177. Copies of the documents filed by the Company with the SEC are available free of charge on the Company’s website at www.plainscapital.com or by contacting the Company’s Investor Relations at (214) 252-4155.

Participants in the Solicitation

Hilltop and the Company and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. You can find information about Hilltop’s executive officers and directors in Hilltop’s Annual Report on Form 10-K filed with the SEC on March 9, 2012 (as it may be amended from time to time) and its definitive proxy statement filed with the SEC on April 30, 2012. You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2012 (as it may be amended from time to time) and its definitive proxy statement filed with the SEC on April 3, 2012. Additional information regarding the interests of such potential participants will be included in the definitive joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. Investors should read the definitive joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Hilltop or the Company using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of the Company’s financial obligations pursuant to the Loans amended on July 30, 2012, which is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Twelfth Amendment to Amended and Restated Loan Agreement, dated as of July 30, 2012, between JPMorgan Chase Bank, NA and PlainsCapital Corporation.

10.2	Seventh Amended and Restated Promissory Note, dated as of July 30, 2012, by PlainsCapital Corporation in favor of JPMorgan Chase Bank, NA.

10.3	Renewal, Extension and Modification Agreement, dated as of July 30, 2012, between JPMorgan Chase Bank, NA and PlainsCapital Corporation.

10.4	Fifth Amended and Restated Promissory Note, dated as of July 30, 2012, by PlainsCapital Corporation in favor of JPMorgan Chase Bank, NA.

10.5	Renewal, Extension and Modification Agreement, dated as of July 30, 2012, between JPMorgan Chase Bank, NA and PlainsCapital Corporation.

10.6	Fourth Amended and Restated Promissory Note, dated as of July 30, 2012, by PlainsCapital Corporation in favor of JPMorgan Chase Bank, NA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: August 3, 2012	By:	/s/ JOHN A. MARTIN
	Name:	John A. Martin
	Title:	Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Twelfth Amendment to Amended and Restated Loan Agreement, dated as of July 30, 2012, between JPMorgan Chase Bank, NA and PlainsCapital Corporation.

10.2	Seventh Amended and Restated Promissory Note, dated as of July 30, 2012, by PlainsCapital Corporation in favor of JPMorgan Chase Bank, NA.

10.3	Renewal, Extension and Modification Agreement, dated as of July 30, 2012, between JPMorgan Chase Bank, NA and PlainsCapital Corporation.

10.4	Fifth Amended and Restated Promissory Note, dated as of July 30, 2012, by PlainsCapital Corporation in favor of JPMorgan Chase Bank, NA.

10.5	Renewal, Extension and Modification Agreement, dated as of July 30, 2012, between JPMorgan Chase Bank, NA and PlainsCapital Corporation.

10.6	Fourth Amended and Restated Promissory Note, dated as of July 30, 2012, by PlainsCapital Corporation in favor of JPMorgan Chase Bank, NA.